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                                 EXHIBIT 23 (D)

                   CONSENT OF NETHERLAND, SEWELL & ASSOCIATES
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           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


         We hereby consent to the references to our firm and to our reports effective December 31, 1995 and July 1, 1996, in the Registration Statement on Form S-1 of Denbury Resources, Inc., a Canadian corporation, to be filed with the Securities and Exchange Commission on or about September 13, 1996. We also consent to the reference of our firm under the heading "Experts" in such Registration Statement.



                               NETHERLAND, SEWELL & ASSOCIATES, INC.



                               By:    /s/ Frederic D. Sewell
                                  ---------------------------------
                                      Frederic D. Sewell
                                      President

Dallas, Texas
September 13, 1996